UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

August 27, 2009

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

Commission File No. 001-33057

CATALYST PHARMACEUTICAL PARTNERS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	76-0837053
(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification No.)

355 Alhambra Circle, Suite 1370

Coral Gables, Florida 33134

(Address Of Principal Executive Offices)

(305) 529-2522

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 27, 2009, the Company entered into a license agreement with Northwestern University (the “License Agreement”) under which it acquired exclusive worldwide rights to commercialize new GABA aminotransferase inhibitors and derivatives of vigabatrin which were discovered by Northwestern University.

Under the terms of the License Agreement, Northwestern University granted the Company an exclusive worldwide license to certain composition of matter patents related to the new class of inhibitors and a patent application relating to derivatives of vigabatrin. The Company will be responsible for the continued research and development of any resulting product candidates. Northwestern University will receive from Catalyst an upfront payment, certain milestone payments relating to clinical development activities, and royalties on products resulting from the License Agreement.

A copy of the License Agreement is Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The above summary is qualified in its entirety by reference to the License Agreement.

Item 8.01	Other Events

On August 31, 2009, the Company issued a press release announcing the License Agreement. A copy of the Company’s press release is Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

10.1	License Agreement between the Company and Northwestern University, dated August 27, 2009.

99.1	Press release issued by the Company on August 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceutical Partners, Inc.

By:	/s/ Jack Weinstein
Jack Weinstein
Vice President, Treasurer and CFO

Dated: September 2, 2009

Exhibit Index

Exhibit No.	Description
10.1	License Agreement between the Company and Northwestern University, dated August 27, 2009.

99.1	Press release issued by the Company on August 31, 2009.